The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Capped PLUS until the pricing supplement, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Capped PLUS and we are not soliciting offers to buy these Capped PLUS in any state where the offer or sale is not permitted.

Subject to Completion

December 2025

Preliminary Pricing Supplement

Dated December 10, 2025

Registration Statement No. 333-283672

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated February 6, 2025,

Index Supplement dated February 6, 2025 and Product Supplement dated February 6, 2025)

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Capped Performance Leveraged Upside SecuritiesSM (Capped PLUSSM) due on or about June 29, 2026

$● Based on the Performance of an Unequally-Weighted Basket Consisting of Two Indices and Five Exchange-Traded Funds

Principal at Risk Securities

The Capped Performance Leveraged Upside SecuritiesSM (the “Capped PLUS”) offer leveraged exposure to the performance of an unequally-weighted basket (the “basket”) consisting of two Indices (each, an “underlying index”) and five exchange-traded funds or “ETFs” (each, an “underlying fund” and, together with the underlying indices, the “basket components”). The Capped PLUS are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature which applies to a limited range of positive performance of the basket. At maturity, if the closing level of the basket on the valuation date (the “final basket level”) is greater than the initial basket level, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket, subject to the maximum payment at maturity. If the final basket level is equal to the initial basket level, investors will receive the stated principal amount of their investment at maturity. if, however, the final basket level is less than the initial basket level, investors are fully exposed to a percentage loss of their initial investment that is equal to the percentage change of the basket from the initial basket level to the final basket level (the “basket return”) and, in extreme situations, could lose all of their initial investment. Accordingly, the Capped PLUS do not guarantee any return of principal at maturity and you could lose some or all of your initial investment. The Capped PLUS are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the Capped PLUS are subject to the credit risk of UBS. If UBS were to default on its obligations you may not receive any amounts owed to you under the Capped PLUS and you could lose some or all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG London Branch (“UBS”)
Aggregate principal amount:	$•
Stated principal amount:	$1,000.00 per Capped PLUS
Issue price:	$1,000.00 per Capped PLUS (see “Commissions and issue price” below)
Denominations:	$1,000.00 per Capped PLUS and integral multiples thereof
Interest:	None
Pricing date:	Expected to be December 30, 2025, subject to postponement in the event of a market disruption event as described in the accompanying product supplement.
Original issue date:

Expected to be January 5, 2026 (3 business days after the pricing date), subject to postponement in the event of a market disruption event as described in the accompanying product supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Capped PLUS on any date prior to one business day before delivery will be required, by virtue of the fact that the Capped PLUS will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Valuation date:

Expected to be June 24, 2026 (approximately 6 months after the pricing date), subject to postponement in the event of a market disruption event as described in the accompanying product supplement.

In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the valuation date and the maturity date to ensure that the stated term of the Capped PLUS remains the same.

Maturity date:	Expected to be June 29, 2026 (3 business days after the valuation date), subject to postponement in the event of a market disruption event as described in the accompanying product supplement
Basket:	Basket Component	Bloomberg Ticker	Basket Weighting	Initial Basket Component Level*	Multiplier*
	Russell 2000® Index	RTY	25.00%	•	•
	iShares® 20+ Year Treasury Bond ETF	TLT	20.00%	$• **	•
	iShares® MSCI India ETF	INDA	15.00%	$• **	•
	EURO STOXX 50® Index	SX5E	10.00%	•	•
	iShares® Biotechnology ETF	IBB	10.00%	$• **	•
	Materials Select Sector SPDR® Fund	XLB	10.00%	$• **	•
	SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP	10.00%	$• **	•
	* To be determined on the pricing date.
Payment at maturity:

￭  If the final basket level is greater than the initial basket level:

lesser of (a) $1,000.00 + Leveraged Upside Payment and (b) Maximum Payment at Maturity.

In no event will the payment at maturity exceed the maximum payment at maturity.

￭ If the final basket level is equal to the initial basket level:

$1,000.00

￭  If the final basket level is less than the initial basket level:

$1,000.00 + ($1,000.00 × Basket Return)

Accordingly, if the final basket level is less than the initial basket level, you will lose a percentage of your stated principal amount equal to the basket return and, in extreme situations, you could lose all of your initial investment.

Basket return:	The quotient, expressed as a percentage, of: (final basket component level − initial basket component level) / initial basket component level
Leveraged upside payment:	$1,000.00 × Leverage Factor × Basket Return
Leverage factor:	2.0
Maximum gain:	6.20%
Maximum payment at maturity:	$1,062.00 per Capped PLUS, which is equal to $1,000.00 + ($1,000.00 × Maximum Gain)
Initial basket level:

Set equal to 100 on the pricing date, which will be equal to the sum of the products of (i) the initial basket component level of each basket component and (ii) the multiplier for such basket component.

Final basket level:	The sum of the products of (i) the final basket component level for each basket component and (ii) the multiplier for such basket component.
Initial basket component level**:	For each basket component, its closing level on the pricing date, as determined by the calculation agent.
Final basket component level**:	For each basket component, its closing level on the valuation date, as determined by the calculation agent.
Multiplier:

For each basket component, a positive amount equal to the quotient of (i) the product of the initial basket level times the basket weighting for such basket component divided by (ii) the initial basket component level for such basket component.

CUSIP / ISIN:	90310BRF0 / US90310BRF03
Listing:	The Capped PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
Agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)		Proceeds to Issuer
Per Capped PLUS:	100.00%	1.25%(a) + 0.50%(b) 1.75%		98.25%
Total:	$•	$•		$•

**  The initial basket component level and/or final basket component level with respect to an underlying fund  may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” , “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

(1)UBS Securities LLC will purchase from UBS AG the Capped PLUS at the price to public less a fee of $17.50 per $1,000.00 stated principal amount of Capped PLUS. UBS Securities LLC will agree to resell all of the Capped PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)     a fixed sales commission of $12.50 per $1,000.00 stated principal amount of Capped PLUS that Morgan Stanley Wealth Management sells and

(b)a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of Capped PLUS that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the Capped PLUS as of the pricing date is expected to be between $950.80 and $980.80. The range of the estimated initial value of the Capped PLUS was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Capped PLUS, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 14 herein.

Notice to investors: the Capped PLUS are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the Capped PLUS at maturity, and the Capped PLUS have the same downside market risk as that of a hypothetical investment in the basket. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Capped PLUS if you do not understand or are not comfortable with the significant risks involved in investing in the Capped PLUS. You should carefully consider the risks described under “Risk Factors” beginning on page 7 herein and under “Risk Factors” beginning on page PS-9 of the product supplement before purchasing any Capped PLUS. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Capped PLUS. You may lose some or all of your initial investment in the Capped PLUS.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Capped PLUS or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Capped PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Product supplement dated February 6, 2025	Index supplement dated February 6, 2025	Prospectus dated February 6, 2025

Capped PLUSSM due on or about June 29, 2026 $● Based on the Value of an Unequally-Weighted Basket Consisting of Two Indices and Five Exchange-Traded Funds Principal at Risk Securities

Additional Information About UBS and the Capped PLUS

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement for various securities we may offer, including the Capped PLUS) with the Securities and Exchange Commission, (the “SEC”), for the offering to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

￭	Prospectus dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm
￭	Index Supplement dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000183988225007688/ubs_424b2-03745.htm
￭	Product Supplement dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000183988225007685/ubs_424b2-03670.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “Capped PLUS” refers to the Capped Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated February 6, 2025, references to the “accompanying index supplement” mean the UBS index supplement, dated February 6, 2025 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 6, 2025.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Capped PLUS in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Capped PLUS prior to their issuance. In the event of any changes to the terms of the Capped PLUS, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third, the accompanying index supplement; and finally, the accompanying prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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Capped PLUSSM due on or about June 29, 2026 $● Based on the Value of an Unequally-Weighted Basket Consisting of Two Indices and Five Exchange-Traded Funds Principal at Risk Securities

Investment Overview

Capped Performance Leveraged Upside Securities

The Capped PLUS Based on the Performance of an Unequally-Weighted Basket Consisting of Two Indices and Five Exchange-Traded Funds due on or about June 29, 2026 can be used:

￭As an alternative to direct exposure to the basket that enhances the return for a certain range of positive performance of the basket; however, by investing in the Capped PLUS, you will not be entitled to receive any dividends paid with respect to underlying funds or the stocks comprising the basket components (as applicable, the “underlying equity constituents”) or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for any dividends, interest payments or exposure to the positive performance of the basket beyond a level that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you.

￭To enhance returns and potentially outperform the basket in a moderately bullish scenario.

￭To achieve similar levels of upside exposure to the basket as that of a hypothetical direct investment in the basket or the basket components while using fewer dollars by taking advantage of the leverage factor.

The Capped PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 6 months
Leverage factor:	2.0
Maximum gain:	6.20%
Maximum payment at maturity:	$1,062.00 per Capped PLUS, which is equal to $1,000.00 + ($1,000.00 × Maximum Gain)
Interest:	None
Minimum payment at maturity:	None. Investors may lose all of their initial investment in the Capped PLUS.
Listing:	The Capped PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

Key Investment Rationale

Investors can use the Capped PLUS to leverage returns by a factor of 2.0, up to the maximum gain. At maturity, investors will receive an amount in cash based upon the basket return. Investors may lose all of their initial investment in the Capped PLUS.

Investors will not be entitled to receive any dividends paid with respect to the underlying funds or the underlying equity constituents and the Capped PLUS do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you.

Leveraged Performance to a Cap

The Capped PLUS offer investors an opportunity to capture enhanced returns relative to a hypothetical direct investment in the basket or the basket components, within a certain range of positive performance.

Upside Scenario

If the final basket level is greater than the initial basket level, at maturity, the Capped PLUS redeem for the lesser of (a) the stated principal amount of $1,000.00 plus the leveraged upside payment and (b) the maximum payment at maturity.

Par Scenario	If the final basket level is equal to the initial basket level, at maturity the Capped PLUS redeem for the stated principal amount.

Downside Scenario

If the final basket level is less than the initial basket level, at maturity you will receive less than the stated principal amount, if anything, resulting in a percentage loss of your initial investment equal to the basket return. For example, if the basket return is -35%, each Capped PLUS will redeem for $650.00, or 65% of the stated principal amount. There is no minimum payment on the Capped PLUS and you could lose all of your initial investment.

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Capped PLUSSM due on or about June 29, 2026 $● Based on the Value of an Unequally-Weighted Basket Consisting of Two Indices and Five Exchange-Traded Funds Principal at Risk Securities

Investor Suitability

The Capped PLUS may be suitable for you if:

■You fully understand the risks of an investment in the Capped PLUS, including the risk of loss of all of your initial investment.

■You can tolerate a loss of some or all of your investment and are willing to make an investment that has the same downside market risk as that of a hypothetical direct investment in the basket or the basket components.

■You believe that the level of the basket will increase over the term of the Capped PLUS and that the percentage of increase, when multiplied by the leverage factor, is unlikely to exceed the maximum gain indicated on the cover hereof.

■You understand and accept that your potential return on the Capped PLUS is limited to the maximum gain and you are willing to invest in the Capped PLUS based on the maximum payment at maturity indicated on the cover hereof.

■You can tolerate fluctuations in the price of the Capped PLUS prior to maturity that may be similar to or exceed the downside fluctuations in the level of the basket.

■You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying funds and the underlying equity constituents.

■You are willing and able to hold the Capped PLUS to maturity, a term of approximately 6 months, and accept that there may be little or no secondary market for the Capped PLUS.

■You understand and are willing to accept the risks associated with the basket and basket components.

■You are willing to assume the credit risk of UBS for all payments under the Capped PLUS, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

■You understand that the estimated initial value of the Capped PLUS determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Capped PLUS, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Capped PLUS may not be suitable for you if:

■You do not fully understand the risks of an investment in the Capped PLUS, including the risk of loss of all of your initial investment.

■You require an investment designed to provide a full or at least partial return of principal at maturity.

■You are not willing to make an investment that has the same downside market risk as that of a hypothetical direct investment in the basket or the basket components.

■You believe that the level of the basket will remain flat or decrease over the term of the Capped PLUS, or you believe that the level of the basket will increase over the term of the Capped PLUS and that the percentage of increase, when multiplied by the leverage factor, is likely to exceed the maximum gain indicated on the cover hereof.

■You seek an investment that has an unlimited return potential or you are unwilling to invest in the Capped PLUS based on the maximum payment at maturity indicated on the cover hereof.

■You cannot tolerate fluctuations in the price of the Capped PLUS prior to maturity that may be similar to or exceed the downside fluctuations in the level of the basket.

■You seek current income from your investment or prefer to receive the dividends paid on the underlying funds or the underlying equity constituents.

■You are unable or unwilling to hold the Capped PLUS to maturity, a term of approximately 6 months, or seek an investment for which there will be an active secondary market.

■You do not understand or are not willing to accept the risks associated with the basket or the basket components.

■You are not willing to assume the credit risk of UBS for all payments under the Capped PLUS, including any repayment of principal.

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Capped PLUSSM due on or about June 29, 2026 $● Based on the Value of an Unequally-Weighted Basket Consisting of Two Indices and Five Exchange-Traded Funds Principal at Risk Securities

How the Capped PLUS Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your Capped PLUS will be determined on the pricing date and will be specified in the final pricing supplement):

Investors will not be entitled to receive any dividends paid with respect to the underlying funds or the underlying equity constituents or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you.

Stated principal amount:	$1,000.00 per Capped PLUS
Leverage factor:	2.0
Initial Basket Level:	100
Maximum Payment at Maturity:	$1,062.00 per Capped PLUS
Maximum Gain:	6.20%
Minimum Payment at Maturity:	None

EXAMPLE 1: The basket appreciates over the term of the Capped PLUS, and investors receive the stated principal amount plus the leveraged upside payment.

Final Basket Level	103
Basket Return	(103 – 100) / 100 = 3.00%
Payment at Maturity	= lesser of (a) $1,000.00 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
= lesser of (a) $1,000.00 + ($1,000.00 × Leverage Factor × Basket Return) and $1,062.00
= lesser of (a) $1,000.00 + ($1,000.00 × 2.0 × 3.00%) and (b) $1,062.00
= lesser of (a) $1,060.00 and (b) $1,062.00 = $1,060.00 (Payment at Maturity)

In Example 1, the final basket level is greater than the initial basket level and the basket return is 3.00%. Therefore, at maturity, investors receive the stated principal amount plus a return equal to 2.0 times the basket return, resulting in a payment at maturity of $1,060.00 per Capped PLUS (a total return of 6.00%).

EXAMPLE 2: The basket appreciates over the term of the Capped PLUS, and investors receive the maximum payment at maturity.

Final Basket Level	110
Basket Return	(110 – 100) / 100 = 10.00%
Payment at Maturity	= lesser of (a) $1,000.00 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
= lesser of (a) $1,000.00 + ($1,000.00 × Leverage Factor × Basket Return) and (b) $1,062.00
= lesser of (a) $1,000.00 + ($1,000.00 × 2.0 × 10.00%) and (b) $1,062.00
= lesser of (a) $1,200.00 and (b) $1,062.00 = $1,062.00 (Payment at Maturity)

In Example 2, the final basket level is greater than its initial basket level and the basket return is 10.00%. Because the basket return, when multiplied by the leverage factor of 2.0, is greater than the maximum gain, investors receive the maximum payment at maturity, resulting in a payment at maturity of $1,062.00 (a total return of 6.20%).

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Capped PLUSSM due on or about June 29, 2026 $● Based on the Value of an Unequally-Weighted Basket Consisting of Two Indices and Five Exchange-Traded Funds Principal at Risk Securities

EXAMPLE 3: The basket declines over the term of the Capped PLUS, and investors receive less than the stated principal amount at maturity.

Final Basket Level	40
Basket Return	(40 – 100) / 100 = -60.00%
Payment at Maturity	= $1,000.00 + ($1,000.00 × Basket Return)
= $1,000.00 + ($1,000.00 × -60.00%)
= $1,000.00 + (-$600.00)
= $400.00 (Payment at Maturity)

In Example 3, the final basket level is less than the initial basket level and the basket return is -60.00%. Because the final basket level is less than the initial basket level, investors are exposed to the decline in the level of the basket from its initial basket level, resulting in a payment at maturity of $400.00 per Capped PLUS (a loss of 60.00%).

If the final basket level is less than the initial basket level, you will lose a percentage of your stated principal amount equal to the basket return and, in extreme situations, you could lose all of your initial investment.

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Capped PLUSSM due on or about June 29, 2026 $● Based on the Value of an Unequally-Weighted Basket Consisting of Two Indices and Five Exchange-Traded Funds Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Capped PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Capped PLUS.

Risks Relating to Return Characteristics

￭The Capped PLUS do not pay interest or guarantee return of the stated principal amount and your investment in the Capped PLUS may result in a loss. The terms of the Capped PLUS differ from those of ordinary debt securities in that the Capped PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the final basket level is less than the initial basket level, you will lose a percentage of your stated principal amount equal to the basket return and, in extreme situations, you could lose all of your initial investment. There is no minimum payment at maturity on the Capped PLUS and, accordingly, you could lose some, or in extreme situations, all of your initial investment.

￭Your potential return on the Capped PLUS is limited to the maximum gain. The return potential of the Capped PLUS is limited to the maximum gain indicated on the cover hereof. Therefore, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain and your return on the Capped PLUS may be less than that of a hypothetical direct investment in the basket, the basket components or the underlying equity constituents and other assets comprising the underlying funds (together with the underlying equity constituents, the “underlying constituents”).

￭The leverage factor applies only if you hold the Capped PLUS to maturity. You should be willing to hold the Capped PLUS to maturity. If you are able to sell the Capped PLUS prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the then-current basket return even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the leverage factor, subject to the maximum gain from UBS, only if you hold the Capped PLUS to maturity.

■The contingent repayment of principal at maturity applies only at maturity. You should be willing to hold the Capped PLUS to maturity. If you are able to sell the Capped PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of the basket is equal to or greater than the initial basket level.

■Correlation (or lack of correlation) among the basket components may adversely affect your return on the Capped PLUS. “Correlation” is a measure of the degree to which the returns of a group of assets are similar to each other over a given period in terms of timing and direction. Movements in the levels of the basket components may not correlate with each other. At a time when the level of a particular basket component increases, the level of another basket component may not increase as much, or may even decline in value. Therefore, in calculating the basket return on the valuation date, an increase in the level of one basket component may be moderated, or wholly offset, by a lesser increase or by a decline in the level of another basket component. Further, high correlation of movements in the values of the basket components could adversely affect your return on the Capped PLUS during periods of negative performance of the basket components. Changes in the correlation of the basket components could also adversely affect the market value of, and your return on, the Capped PLUS.

■Owning the Capped PLUS is not the same as owning the underlying funds and the underlying equity constituents. The return on the Capped PLUS may not reflect the return you would realize if you actually owned the underlying funds and the underlying equity constituents. For example, your return on the Capped PLUS is limited to the maximum gain, while the potential return on a direct investment in the underlying funds and the underlying equity constituents would be unlimited. Furthermore, you will not receive or be entitled to receive any dividends paid with respect to the underlying funds or the underlying equity constituents or other distributions during the term of the Capped PLUS, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the Capped PLUS. In addition, as an owner of the Capped PLUS, you will not have voting rights or any other rights that a holder of the underlying equity constituents would have.

Risks Relating to Characteristics of the Basket Components

￭Market risk. The return on the Capped PLUS, which may be positive or negative, is linked to the performance of the basket (and, therefore, the basket components) and indirectly linked to the performance of the underlying

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Capped PLUSSM due on or about June 29, 2026 $● Based on the Value of an Unequally-Weighted Basket Consisting of Two Indices and Five Exchange-Traded Funds Principal at Risk Securities

constituents. The level of the basket can rise or fall sharply due to factors specific to the basket, the basket components or the underlying constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Capped PLUS, should conduct your own investigation into the basket components and underlying constituents.

￭The basket is unequally weighted and the lower performance of one basket component may offset or mitigate an increase in the other basket components — Declines in the level of one basket component may offset increases in the levels of the other basket components. Due to the unequal weighting of each basket asset, the performances of the more heavily weighted basket components will have a larger impact on your return on the Capped PLUS than the performance of the lesser weighted basket components and increases in the lower weighted basket components may be offset by even small decreases in the more heavily weighted basket components. As a result, the return on the basket, and thus on the Capped PLUS, may be adversely affected despite the positive performance of one or more basket components.

￭There can be no assurance that the investment view implicit in the Capped PLUS will be successful. It is impossible to predict whether and the extent to which the level of the basket will rise or fall and there can be no assurance that the final basket level will be greater than the initial basket level. The final basket level (and therefore the basket return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket components and underlying constituents. You should be willing to accept the risks associated with the relevant markets tracked by each basket component in general and each underlying constituent in particular, and the risk of losing some or all of your initial investment.

￭Changes that affect the basket components, including regulatory changes, will affect the market value of, and return on, your Capped PLUS. The policies of the index sponsor of a target index of an underlying fund or an underlying index, each as specified under “Information About the Basket and the Basket Components” (the “index sponsors”), concerning additions, deletions and substitutions of underlying equity constituents and the manner in which such index sponsor takes account of certain changes affecting those underlying equity constituents may adversely affect the level of the applicable basket component (and, therefore, the basket). The policies of an index sponsor with respect to the calculation of an underlying index or target index, as applicable, could also adversely affect the levels of the applicable basket component (and, therefore, the basket). The index sponsors may discontinue or suspend calculation or dissemination of an underlying index or target index, as applicable.

Further with respect to each underlying index, indices like the underlying indices have been, and continue to be, the subject of regulatory guidance and proposal for reform, including the European Union’s Regulation (EU) 2016/1011. The occurrence of a benchmark event (as defined in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”), such as the failure of a benchmark (the applicable underlying index) or the administrator (the applicable index sponsor) or user of a benchmark (such as UBS), to comply with the authorization, equivalence or other requirements of the benchmarks regulation, may result in the discontinuation of the relevant benchmark or a prohibition on its use. If these or other events occur, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would be comparable to the original underlying index, it may deem the closing level of the original underlying index on a trading day reasonably proximate to the date of such event to be its closing level on each applicable date. Such event and potential adjustments are described further in the accompanying product supplement under “— Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”. Notwithstanding the ability of the calculation agent to make any of the foregoing adjustments, any such change or event could adversely affect the market value of, and return on, the Capped PLUS.

￭The underlying indices reflect price return, not total return. The return on the Capped PLUS is based, in part on the performance of each underlying index, which reflects the changes in the market prices of its underlying constituents. No underlying index is, however, a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on its underlying constituents. Accordingly, the return on the Capped PLUS will not include such a total return feature or dividend component.

￭UBS cannot control actions by any index sponsor or investment adviser and no such entity has any obligation to consider your interests. UBS and its affiliates are not affiliated with any index sponsor or any investment adviser and neither we nor our affiliates has any ability to control or predict any such entity’s actions,

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including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of a basket component. No index sponsor or investment adviser is involved in the Capped PLUS offering in any way and has no obligation to consider your interest as an owner of the Capped PLUS in taking any actions that might affect the market value of, and return on, your Capped PLUS.

￭The Capped PLUS are subject to small-capitalization stock risks. The Capped PLUS are subject to risks associated with small-capitalization companies because the Russell 2000® Index is comprised of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore such index may be more volatile than an index in which a greater percentage of its constituents by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The basket components will not be adjusted for changes in currency exchange rates relative to the U.S. dollar even though its underlying constituents are traded in a non-U.S. currency and the Capped PLUS are denominated in U.S. dollars — The EURO STOXX 50® Index and the iShares® MSCI India ETF are traded in various non-U.S. currencies which are then converted into U.S. dollars by the applicable index sponsor and/or investment adviser(s). The value of the Capped PLUS will not be adjusted for currency exchange rate fluctuations between the U.S. dollar and the currencies in which the applicable underlying constituents are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Capped PLUS, you will not receive any additional payment or incur any reduction in your return on the Capped PLUS.

￭The Capped PLUS are subject to risks associated with non-U.S. securities markets — The Capped PLUS are subject to risks associated with non-U.S. securities markets because the EURO STOXX 50® Index is comprised of stocks that are traded in one or more non-U.S. securities markets. Investments linked to the value of non-U.S. equity securities involve particular risks. Any non-U.S. securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other non-U.S. securities markets. Both government intervention in a non-U.S. securities market, either directly or indirectly, and cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are likely subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. The prices of securities in a non-U.S. country are subject to political, economic, financial and social factors that are unique to such non-U.S. country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable non-U.S. government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. Any one of these factors, or the combination of more than one of these or other factors, could negatively affect such non-U.S. securities market and the prices of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a non-U.S. securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other non-U.S. securities markets. Non-U.S. economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on non-U.S. securities prices.

The Capped PLUS may also be subject to regulatory risks, including sanctions, because the EURO STOXX 50® Index is comprised, at least in part, of stocks that are traded in one or more non-U.S. securities markets. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Actions taken by an index sponsor in response

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to any such developments could adversely affect the performance of the EURO STOXX 50® Index and, as a result, the market value of, and return on the Capped PLUS. Additionally, following certain events, if the calculation agent determines that a change in law has occurred or would have occurred but for a decision by its index sponsor to modify or reconstitute its index, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would achieve an equitable result, it may deem the underlying asset’s closing level on a trading day reasonably proximate to the date of such event to be its closing level on each applicable date. For additional information, see the section “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

￭The value of an underlying fund may not completely track the value of its underlying equity constituents. Although the trading characteristics and valuations of an ETF such as the underlying funds will usually mirror the characteristics and valuations of its underlying equity constituents, the value of each underlying fund may not completely track the value of its underlying equity constituents. The value of an underlying fund will reflect transaction costs and fees that its underlying equity constituents do not have. In addition, although an underlying fund may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying fund or that there will be liquidity in the trading market.

￭Fluctuation of NAV. The net asset value (the “NAV”) of an underlying fund may fluctuate with changes in the market value of the underlying equity constituents. The market value of an underlying fund may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying equity constituents may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of such underlying fund and may adversely affect its liquidity and prices, perhaps significantly. For any of these reasons, the market value of the underlying funds may differ from their NAV per share and may trade at, above or below their NAV per share.

￭Failure of an underlying fund to track the level of its target index. While each underlying fund is designed and intended to track the level of a particular index (it’s “target index”), various factors, including fees and other transaction costs, will prevent the underlying funds from correlating exactly with changes in the level of their respective target indexes. Accordingly, the performance of the underlying funds will not be equal to the performance of their respective target indexes during the term of the Capped PLUS.

￭The underlying funds utilize a passive indexing investment approach. The underlying funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying funds, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of their respective target indexes by investing in underlying equity constituents that generally replicate the applicable target index. Therefore, unless a specific stock is removed from a target index, the related underlying fund generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, the underlying funds are subject to the risk that the investment strategy of their respective investment advisers may not produce the intended results.

￭The Capped PLUS are subject to emerging markets risk. The iShares® MSCI India ETF is subject to risks associated with emerging market companies and emerging market securities that are traded on various emerging market exchanges. Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product,

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rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the iShares® MSCI India ETF is susceptible.

Additionally, pursuant to executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. In response to this, the sponsor of the target index of the iShares® MSCI India ETF, as defined herein, publicly announced that it removed the equity securities of a small number of companies from such target index and the investment adviser of the iShares® MSCI India ETF also publicly announced that it removed affected stocks from such ETF. If the issuer of any existing underlying equity constituent (“underlying equity constituent issuer”) of such ETF is in the future designated as such a prohibited company, the value of such underlying constituent may be adversely affected, perhaps significantly, which would adversely affect the performance of its target index and such ETF. In addition, under these circumstances, the sponsor of the target index and the investment adviser of the iShares® MSCI India ETF have publicly announced that they intend to remove any such underlying constituent from its target index and such ETF, respectively. Any changes to the composition of the iShares® MSCI India ETF or its target index in response to the executive orders described above could adversely affect the performance of such ETF and, therefore, the market value of, and return on, the Capped PLUS.

￭The Capped PLUS are subject to risks associated with mid- and small-capitalization companies — The Capped PLUS are subject to risks associated with mid- and small-capitalization companies because the iShares® Biotechnology ETF is comprised in part of underlying constituents that may be considered mid- and/or small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the iShares® Biotechnology ETF may be more volatile than an ETF in which a greater percentage of its constituents are issued by large-capitalization companies. Stock prices of mid- and small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of mid- and small-capitalization companies may be thinly traded. In addition, mid- and small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Mid- and small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The Capped PLUS are subject to risks associated with the biotechnology and pharmaceutical industries. The Capped PLUS are subject to risks associated with the biotechnology and pharmaceutical industries because all or substantially all of the underlying constituents of the SPDR® S&P® Biotech ETF are issued by companies whose primary lines of business are in the biotechnology and pharmaceutical industries. Companies in the pharmaceuticals industry may be affected by industry competition, dependencies on a limited number of products, obsolescence of products, government approvals and regulations, loss or impairment of intellectual property rights and litigation regarding product liability. Biotechnology companies face intense competition and the potential for rapid product obsolescence and may be adversely affected by the loss or impairment of intellectual property rights or changes in government regulations. Because the underlying constituents of the SPDR® S&P® Biotech ETF are concentrated in the biotechnology and pharmaceutical industries, the Capped PLUS may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting these industries than an investment linked to a more broadly diversified group of Capped PLUS.

￭The Capped PLUS are subject to risks associated with the materials sector — The Capped PLUS are subject to risks associated with the materials sector because the Materials Select Sector SPDR® Fund is comprised of the stocks of companies in the materials sector. The Materials Select Sector SPDR® Fund has assets concentrated in the materials sector, which means that it will be more affected by the performance of the materials sector than a fund that is more diversified. Many materials companies are significantly affected by the level and volatility of commodity prices, exchange rates, import controls, worldwide competition, environmental policies and consumer demand. At times, worldwide production of industrial materials has exceeded demand as a result of over-building or economic downturns, leading to poor investment returns or losses. Other risks may include liabilities for environmental damage and general civil liabilities, depletion of resources, and mandated expenditures for safety and pollution control. The materials sector may also be affected by economic cycles, technical progress, labor relations, and government regulations.

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￭The Capped PLUS provide exposure solely to the iShares® 20+ Year Treasury Bond ETF’s price performance, which excludes all of the iShares® 20+ Year Treasury Bond ETF’s distributions of interest payments and, therefore, an investment in the Capped PLUS involves different considerations than a direct investment in the iShares® 20+ Year Treasury Bond ETF — The Capped PLUS provide exposure to the price performance of the iShares® 20+ Year Treasury Bond ETF, not its yield performance. The “price performance” of the iShares® 20+ Year Treasury Bond ETF will depend solely on changes in the value of the bonds held by the iShares® 20+ Year Treasury Bond ETF (as reflected in the iShares® 20+ Year Treasury Bond ETF’s market price) and will exclude all distributions by the iShares® 20+ Year Treasury Bond ETF of any interest payments on those bonds. By contrast, the overall performance of a direct investment in the iShares® 20+ Year Treasury Bond ETF would reflect changes in the value of the bonds held by the iShares® 20+ Year Treasury Bond ETF as well as interest payments on those bonds. We refer to the overall performance of a direct investment in the iShares® 20+ Year Treasury Bond ETF, taking into account changes in bond values as well as interest payments, as its “yield performance”.

In stable market conditions (i.e., conditions with stable interest rates and credit risks, resulting in stable bond values), the overall return on a direct investment in the iShares® 20+ Year Treasury Bond ETF would be expected to be attributable primarily, if not solely, to distributions by the iShares® 20+ Year Treasury Bond ETF of interest payments on the bonds held by the iShares® 20+ Year Treasury Bond ETF. In these conditions, the yield performance of the iShares® 20+ Year Treasury Bond ETF would be positive, but its price performance, which is the performance relevant to the Capped PLUS, would be roughly zero. The price performance of the iShares® 20+ Year Treasury Bond ETF would be expected to be positive only if market conditions that affect bond values change in a direction that is favorable to bond values. The most significant market conditions affecting bond values are prevailing market interest rates and credit risk. In general, bond values rise when prevailing market interest rates fall and/or when perceptions of issuer creditworthiness improve. Therefore, in order for the iShares® 20+ Year Treasury Bond ETF to have positive price performance, and in order for the Capped PLUS to produce a positive return, prevailing market interest rates would need to fall and/or the perceived creditworthiness of the United States would need to improve over the term of the Capped PLUS (in each case without a countervailing unfavorable movement by any other relevant factor). If neither of these circumstances comes to pass, the iShares® 20+ Year Treasury Bond ETF is unlikely to have positive price performance, and if the opposite circumstances occur (i.e., if prevailing market interest rates rise and/or the perceived creditworthiness of the United States deteriorates), the price performance of the iShares® 20+ Year Treasury Bond ETF is likely to be negative. In any such case, the price performance of the iShares® 20+ Year Treasury Bond ETF may be zero or negative even though the yield performance of the iShares® 20+ Year Treasury Bond ETF over the same period is positive.

￭The value of the iShares® 20+ Year Treasury Bond ETF may be influenced by unpredictable changes in the markets and economies of the U.S. — The price of the iShares® 20+ Year Treasury Bond ETF that attempts to track the performance of an index composed of U.S. Treasury bonds may be influenced by unpredictable changes, or expectations of changes, in the U.S. market. Changes in the U.S. government that may influence the value of the iShares® 20+ Year Treasury Bond ETF include:

oeconomic performance, including any financial or economic crises and changes in the gross domestic product, the principal sectors, inflation, employment and labor, and prevailing prices and wages;

othe monetary system, including the monetary policy, the exchange rate policy, the economic and tax policies, banking regulation, credit allocation and exchange controls;

othe external sector, including the amount and types of foreign trade, the geographic distribution of trade, the balance of payments, and reserves and exchange rates;

opublic finance, including the budget process, any entry into or termination of any economic or monetary agreement or union, the prevailing accounting methodology, the measures of fiscal balance, revenues and expenditures, and any government enterprise or privatization program; and

opublic debt, including external debt, debt service and the debt record.

These and other factors interrelate in complex ways, and the effect of one factor on the market value of the bonds underlying the iShares® 20+ Year Treasury Bond ETF may offset or enhance the effect of another factor. Changes in the price of the iShares® 20+ Year Treasury Bond ETF may adversely affect the market value of, and return on, the Capped PLUS.

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■The iShares® 20+ Year Treasury Bond ETF is subject to significant risks, including interest rate-related and credit-related risks — The iShares® 20+ Year Treasury Bond ETF invests in U.S. dollar-denominated fixed-income securities. The performance of the iShares® 20+ Year Treasury Bond ETF that is measured for purposes of the Capped PLUS will only reflect changes in the market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF and will not reflect interest payments on these bonds. As a result, the performance of the iShares® 20+ Year Treasury Bond ETF that is measured for purposes of the Capped PLUS will be less, and perhaps significantly less, than the return that would be realized by a direct investor in the iShares® 20+ Year Treasury Bond ETF or a direct investor in the bonds held by the iShares® 20+ Year Treasury Bond ETF. The market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuers of these bonds.

In general, the value of bonds is significantly affected by changes in current market interest rates. As interest rates rise, the prices of bonds, including those held by the iShares® 20+ Year Treasury Bond ETF, are likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The iShares® 20+ Year Treasury Bond ETF holds U.S. Treasury securities with a remaining maturity of more than 20 years and as a result will be particularly sensitive to interest rate changes. As a result, rising interest rates may cause the value of the bonds held by the iShares® 20+ Year Treasury Bond ETF and the value of the iShares® 20+ Year Treasury Bond ETF to decline, possibly significantly.

Interest rates are subject to volatility due to a variety of factors, including:

osentiment regarding underlying strength in the U.S. economy and global economies;

oexpectations regarding the level of price inflation;

osentiment regarding credit quality in the U.S. and global credit markets;

ocentral bank policies regarding interest rates; and

othe performance of U.S. and foreign capital markets.

 The prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are also significantly influenced by the creditworthiness of the issuer of the bonds (i.e., the U.S. government). The bonds held by the iShares® 20+ Year Treasury Bond ETF may have their credit ratings downgraded or have their credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of such bonds may suffer significant and rapid price declines. Any such decline may have a material adverse effect on the value of the iShares® 20+ Year Treasury Bond ETF and, therefore, the market value of, and return on, your Capped PLUS.

￭Your investment is subject to concentration risks — The iShares® 20+ Year Treasury Bond ETF invests in U.S. Treasury bonds that are all obligations of the United States. As a result, the iShares® 20+ Year Treasury Bond ETF is concentrated in the performance of bonds issued by a single issuer that have the same general tenor and terms. Although your investment in the Capped PLUS will not result in the ownership or other direct interest in the U.S. Treasury bonds held by the iShares® 20+ Year Treasury Bond ETF, the return on your investment in the Capped PLUS will be subject to certain risks similar to those associated with direct investment in a U.S. Treasury bonds. This increases the risk that any downgrade of the credit ratings of the U.S. government from its current ratings, any increase in risk perceived by the market that the U.S. Treasury may default on its obligations (whether for credit or legislative process reasons), any actual default by the U.S. Treasury on its obligations or any other market events that create a decrease in demand for U.S. Treasury bonds would significantly adversely affect the iShares® 20+ Year Treasury Bond ETF and may adversely affect the market value of, and return on, your Capped PLUS.

￭The Capped PLUS are subject to risks associated with the gas and oil services companies — The Capped PLUS are subject to risks associated with oil and gas companies because the SPDR® S&P® Oil & Gas Exploration & Production ETF is comprised of the stocks of companies primarily engaged in oil and gas exploration and production. The profitability of such companies is related to worldwide energy prices, including all sources of energy, and exploration and production spending. The price of energy, the earnings of companies engaged in oil and gas exploration and production, and the value of such companies’ securities can be extremely volatile. Recently, oil prices have experienced significant volatility. This may adversely impact these companies. Such companies are also subject to risks of changes in exchange rates and the price of oil and gas, government regulation, the imposition of import controls, world events, negative perception, depletion of resources and general economic conditions, development of alternative energy sources, energy conservation efforts,

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technological developments and labor relations, as well as market, economic, social and political risks of the countries where these companies are located or do business. Oil and gas exploration and production companies operate in a highly competitive and cyclical industry, with intense price competition and are exposed to significant and numerous operating hazards. Oil and gas exploration and production can be significantly affected by natural disasters and adverse weather conditions in the regions in which they operate and their revenues may be negatively affected by contract termination and renegotiation. Oil and gas exploration and production companies are subject to, and may be adversely affected by, extensive federal, state, local and foreign laws, rules and regulations and by environmental damage claims. The international operations of oil and gas exploration and production companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some of the companies in the target index are engaged in other, unrelated, lines of business and they may experience problems with these lines of business which could adversely affect their operating results. The operating results of these companies may fluctuate as a result of these additional risks and events in the other lines of business. In addition, a company’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses.

￭The Capped PLUS are subject to risks associated with the energy sector — The Capped PLUS are subject to risks associated with the energy sector because the SPDR® S&P® Oil & Gas Exploration & Production ETF is comprised of the stocks of companies in the energy sector. All or substantially all of the underlying constituents of the SPDR® S&P® Oil & Gas Exploration & Production ETF are issued by companies whose primary lines of business are directly associated with the energy sector, and its assets will be concentrated in the energy sector, which means that it will be more affected by the performance of the energy sector than a fund that is more diversified. Energy companies typically develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Securities prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events, exchange rates and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for energy companies' products or services or for energy products and services in general, as well as negative developments in these other areas, could adversely impact the performance of energy sector companies. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may also be at risk for environmental damage claims.

Estimated Value Considerations

￭The issue price you pay for the Capped PLUS will exceed their estimated initial value. The issue price you pay for the Capped PLUS will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the Capped PLUS by reference to our internal pricing models and the estimated initial value of the Capped PLUS will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the Capped PLUS incorporate certain variables, including the level of the basket components, volatility of the basket assets and the underlying equity constituents, any expected dividends paid on the underlying funds or the underlying equity constituents, the correlation among the basket components, prevailing interest rates, the term of the Capped PLUS and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the Capped PLUS to you. Due to these factors, the estimated initial value of the Capped PLUS as of the pricing date will be less than the issue price you pay for the Capped PLUS.

￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your Capped PLUS in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your Capped PLUS at any time will vary based on many factors, including the factors described above and in “Risks Relating to Characteristics of the Basket Components — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the Capped PLUS in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Capped PLUS determined by reference to our internal pricing models. The estimated initial value of the Capped PLUS does not represent a minimum or maximum

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price at which we or any of our affiliates would be willing to purchase your Capped PLUS in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Capped PLUS as of the pricing date. We may determine the economic terms of the Capped PLUS, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Capped PLUS cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the Capped PLUS as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Capped PLUS.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the Capped PLUS. The Capped PLUS will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Capped PLUS and may stop making a market at any time. If you are able to sell your Capped PLUS prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Capped PLUS will develop. The estimated initial value of the Capped PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Capped PLUS in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the Capped PLUS in the secondary market (if any) may be greater than UBS’ valuation of the Capped PLUS at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the Capped PLUS, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the Capped PLUS at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Capped PLUS following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance and other costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Capped PLUS, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Capped PLUS. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Capped PLUS and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of the Capped PLUS prior to maturity. The market price of the Capped PLUS will be influenced by many unpredictable and interrelated factors, including the level of the basket components, the volatility of the basket assets and the underlying equity constituents, any expected dividends paid on the underlying funds or the underlying equity constituents, the correlation among the basket components, the time remaining to the maturity of the Capped PLUS; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Capped PLUS.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Capped PLUS in any secondary market.

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Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflict of interest. UBS and its affiliates may engage in business with the investment advisers and underlying equity constituent issuers or trading activities related to the underlying funds and any underlying equity constituents, which may present a conflict between the interests of UBS and you, as a holder of the Capped PLUS. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the payment at maturity, if any, based on the observed closing level of the basket. The calculation agent can postpone the determination of the initial basket level or final basket level or the initial basket component level or final basket component level of a basket component (and therefore the original issue date or maturity date, as applicable) if a market disruption event occurs and is continuing on the pricing date or valuation date, respectively. As UBS determines the economic terms of the Capped PLUS, including the maximum gain and leverage factor, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the Capped PLUS represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the Capped PLUS, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the Capped PLUS. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the Capped PLUS and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the Capped PLUS to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the Capped PLUS to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the Capped PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Capped PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of, and any amounts payable on, the Capped PLUS. These hedging or trading activities on or prior to the pricing date could potentially affect the initial basket component levels of the basket components. Additionally, these hedging or trading activities during the term of the Capped PLUS could potentially affect the final basket component level of the basket components (and, therefore, the final basket level) and, accordingly, any amount payable on the Capped PLUS. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Capped PLUS declines.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Capped PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Capped PLUS. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Capped PLUS and the basket.

￭Potential UBS impact on price. Trading or hedging transactions by UBS and/or its affiliates in the basket components, underlying constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the basket, basket components or underlying constituents may adversely affect the level of the basket, the performance and, therefore, the market value of, and return on, the Capped PLUS.

￭Following certain events, the calculation agent can make adjustments to an underlying fund and the terms of the Capped PLUS that may adversely affect the market value of, and return on, the Capped PLUS — Following certain events affecting an underlying fund, the calculation agent may make adjustments to its initial basket component level and/or final basket component level, as applicable, and any other term of the Capped PLUS and, in some instances, may replace such underlying fund. However, the calculation agent will not make an adjustment in response to every event that could affect an underlying fund. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the Capped PLUS may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the Capped PLUS resulting solely from any such event to

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Capped PLUSSM due on or about June 29, 2026 $● Based on the Value of an Unequally-Weighted Basket Consisting of Two Indices and Five Exchange-Traded Funds Principal at Risk Securities

achieve an equitable result. Following certain events relating to an underlying fund, such as its discontinuance, a delisting or suspension of trading, or a material modification, the return on the Capped PLUS may be based on a share of another ETF, on a basket of securities, futures contracts, commodities and/or other assets that the calculation agent determines is comparable to the affected ETF’s underlying constituents or on an alternative calculation of such ETF. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the Capped PLUS. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭Credit risk of UBS. The Capped PLUS are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Capped PLUS, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Capped PLUS. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Capped PLUS, you could lose all of your initial investment.

￭The Capped PLUS are not bank deposits. An investment in the Capped PLUS carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Capped PLUS have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Capped PLUS and/or the ability of UBS to make payments thereunder. The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Capped PLUS) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the Capped PLUS, into equity (a “debt-to-equity swap”), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Capped PLUS. Prior to any debt-to-equity swap or write-off with respect to any Capped PLUS, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the Capped PLUS; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the Capped PLUS will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the Capped PLUS. Consequently, the

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Capped PLUSSM due on or about June 29, 2026 $● Based on the Value of an Unequally-Weighted Basket Consisting of Two Indices and Five Exchange-Traded Funds Principal at Risk Securities

exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the Capped PLUS, the price or value of their investment in the Capped PLUS and/or the ability of UBS to satisfy its obligations under the Capped PLUS and could lead to holders losing some or all of their investment in the Capped PLUS.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the Capped PLUS may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the Capped PLUS and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Capped PLUS or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the Capped PLUS are uncertain. You should read carefully the section entitled “Tax Considerations” herein and the section entitled “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and consult your tax advisor about your tax situation.

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Capped PLUSSM due on or about June 29, 2026 $● Based on the Value of an Unequally-Weighted Basket Consisting of Two Indices and Five Exchange-Traded Funds Principal at Risk Securities

Information About the Basket and the Basket Components

All disclosures contained in this document regarding the basket are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket or any basket component. You should make your own investigation into the basket.

Included on the following pages is a brief description of the basket and each basket component. This information has been obtained from publicly available sources. Set forth below for each basket component is a table that provides the quarterly closing high and quarterly closing low for such basket component. The information given below is for the specified calendar quarters. We obtained the closing level information set forth below from Bloomberg Professional® Service (“Bloomberg”) without independent verification. You should not take the historical prices of a basket component as an indication of future performance.

The Basket

Because the basket is a newly created basket, there is no actual historical information about the levels of the basket as of the date hereof. Therefore, the hypothetical levels of the basket below are calculated based on publicly available information for each basket component as reported by Bloomberg without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical level of the basket has fluctuated in the past and may, in the future, experience significant fluctuations. Any hypothetical historical upward or downward trend in the basket closing level during any period shown below is not an indication that the basket is more or less likely to increase or decrease at any time during the term of the Capped PLUS.

Historical Information

The graph below illustrates the hypothetical performance of the basket from January 1, 2020 through December 9, 2025, based on the daily closing levels of the basket components, assuming the basket closing level was 100 on January 1, 2020. Past hypothetical performance of the basket is not indicative of the future performance of the basket.

Historical Levels of the Basket

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Capped PLUSSM due on or about June 29, 2026 $● Based on the Value of an Unequally-Weighted Basket Consisting of Two Indices and Five Exchange-Traded Funds Principal at Risk Securities

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the “index sponsor” or “FTSE Russell”).

RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – Russell 2000 Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website. RTY’s value is calculated by adding the market values of the underlying constituents and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to RTY.

Information as of market close on December 9, 2025:

Bloomberg Ticker Symbol:	RTY <Index>	52 Week High (on December 4, 2025):	2,531.159
Current Closing Level:	2,526.245	52 Week Low (on April 8, 2025):	1,760.710
52 Weeks Ago (on December 9, 2024):	2,392.836

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Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket component for the specified period. The closing level of the basket component on December 9, 2025 was 2,526.245. The graph below sets forth the daily closing levels of the basket component for the period from January 1, 2015 through December 9, 2025. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket component at any time, including the valuation date.

Russell 2000® Index	High	Low	Period End
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter	2,263.674	2,026.727	2,229.970
Fourth Quarter	2,442.031	2,180.146	2,230.158
2025
First Quarter	2,317.968	1,993.690	2,011.913
Second Quarter	2,175.035	1,760.710	2,175.035
Third Quarter	2,467.697	2,166.780	2,411.041
Fourth Quarter (through December 9, 2025)	2,531.159	2,305.112	2,526.245

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Russell 2000® Index – Daily Closing Levels January 1, 2015 to December 9, 2025

3,000
2,500
2,000
1,500
1,000
500
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

December 2025 Page 22

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

iShares® 20+ Year Treasury Bond ETF

We have derived all information contained herein regarding the iShares® 20+ Year Treasury Bond Fund (the “TLT Fund”) and the ICE® U.S. Treasury 20+ Year Bond Index (the “target index”) from publicly available information. Such information reflects the policies of, and is subject to changes by, BlackRock Fund Advisors (“BFA”), the investment adviser of the TLT Fund and ICE Date Indices, LLC, the “index sponsor”), respectively. We have not undertaken an independent review or due diligence of any publicly available information regarding the TLT Fund or its target index.

The TLT Fund is one of the investment portfolios that constitute the iShares Trust. The TLT Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the target index, which measures the performance of public fixed rate obligations of the U.S. Treasury that have a remaining maturity greater than or equal to twenty years and at least $300 million par amount outstanding (excluding zero-coupon STRIPS). The target index is market capitalization-weighted based on amounts outstanding reduced by amounts held by the Federal Reserve’s System Open Market Account (“SOMA”) and does not include new issuances bought at auction by the Federal Reserve. The target index is updated on the last calendar day of each month. Prior to March 31, 2016, the TLT Fund tracked the Bloomberg Barclays U.S. 20+ Year Treasury Bond Index.

The TLT Fund generally invests at least 80% of its assets in the securities of the target index and at least 90% of its assets in U.S. Treasury securities that the investment adviser believes will help the TLT Fund track the target index. The TLT Fund may invest up to 10% of its assets in futures, options and swaps contracts that the investment adviser believes will help the TLT Fund track the target index, along with cash and cash equivalent investments associated with a derivative position.

Shares of the TLT Fund are listed on the Nasdaq Global Market under ticker symbol “TLT”.

Information from outside sources including, but not limited to the prospectus related to the TLT Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference.

Information filed by the iShares Trust with the SEC, including the prospectus for the TLT Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729.

Information as of market close on December 9, 2025:

Bloomberg Ticker Symbol:	TLT UQ <Equity>	52 Week High (on December 9, 2024):	$93.52
Current Closing Level:	$87.97	52 Week Low (on May 21, 2025):	$83.97
52 Weeks Ago (on December 9, 2024):	$93.52

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Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket component for the specified period. The closing level of the basket component on December 9, 2025 was $87.97. The graph below sets forth the daily closing levels of the basket component for the period from February 2, 2016 through December 9, 2025. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket component at any time, including the valuation date.

iShares® 20+ Year Treasury Bond ETF	High	Low	Period End
2021
First Quarter	$157.54	$133.92	$135.45
Second Quarter	$145.73	$135.60	$144.35
Third Quarter	$151.79	$144.09	$144.32
Fourth Quarter	$154.35	$141.52	$148.19
2022
First Quarter	$144.30	$128.66	$132.08
Second Quarter	$132.38	$108.81	$114.87
Third Quarter	$120.04	$100.95	$102.45
Fourth Quarter	$109.47	$92.40	$99.56
2023
First Quarter	$108.63	$99.48	$106.37
Second Quarter	$108.53	$100.28	$102.94
Third Quarter	$102.95	$88.41	$88.69
Fourth Quarter	$100.51	$82.77	$98.88
2024
First Quarter	$98.72	$92.18	$94.62
Second Quarter	$94.67	$87.78	$91.78
Third Quarter	$101.33	$89.91	$98.10
Fourth Quarter	$98.49	$87.10	$87.33
2025
First Quarter	$92.57	$85.29	$91.03
Second Quarter	$92.85	$83.97	$88.25
Third Quarter	$90.35	$85.01	$89.37
Fourth Quarter (through December 9, 2025)	$92.06	$87.88	$87.97

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Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

iShares® 20+ Year Treasury Bond ETF – Daily Closing Levels February 2, 2016 to December 9, 2025

200
180
160
140
120
100
80
60
40
20
0
Feb-2016
Feb-2017
Feb-2018
Feb-2019
Feb-2020
Feb-2021
Feb-2022
Feb-2023
Feb-2024
Feb-2025

December 2025 Page 25

Capped PLUSSM due on or about February 3, 2022 $● Based on the Performance of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds Principal at Risk Securities

iShares® MSCI India ETF

We have derived all information contained herein regarding the iShares® MSCI India ETF (the “INDA Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the INDA Fund’s investment adviser, BlackRock Fund Advisors (“BFA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The INDA Fund is one of the separate investment portfolios that constitute the iShares Trust (“iShares”). The INDA Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI India Index (the “target index”). The target index seeks to measure the performance of equity securities of companies whose market capitalization, as calculated by the index sponsor, represents the large- and mid-capitalization segments of the Indian securities market. The target index was created by, and is calculated, maintained and published by, MSCI Inc. (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the INDA Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the INDA Fund’s website. Expenses of the INDA Fund reduce the net asset value of the assets held by the INDA Fund and, therefore, reduce the value of the shares of the INDA Fund.

BFA uses a representative sampling strategy to manage the INDA Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the target index that the investment adviser determines to collectively have an investment profile similar to that of the target index. The securities selected are intended to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the target index. The INDA Fund may or may not hold all of the securities that are included in the target index.

The INDA Fund will generally invest at least 80% of its assets in the securities of the target index and in depositary receipts or global depositary receipts based on securities of the target index, and may invest the remainder of its assets in other securities, including securities not in the target index but which BFA believes will help the INDA Fund track the target index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to the target index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The INDA Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in the stocks of a particular industry or group of industries to approximately the same extent that the target index is concentrated.

Shares of the INDA Fund are listed on the Cboe BZX Exchange, Inc. under the ticker symbol “INDA”.

Information from outside sources including, but not limited to the prospectus related to the INDA Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the INDA Fund or the target index.

Information filed by iShares, Inc. with the SEC, including the prospectus for the INDA Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code: 0001100663

Information as of market close on December 9, 2025:

Bloomberg Ticker Symbol:	INDA UF <Equity>	52 Week High (on June 27, 2025):	$55.86
Current Closing Level:	$53.27	52 Week Low (on March 3, 2025):	$47.80
52 Weeks Ago (on December 9, 2024):	$55.55

December 2025 Page 26

Capped PLUSSM due on or about February 3, 2022 $● Based on the Performance of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket component for the specified period. The closing level of the basket component on December 9, 2025 was $53.27. The graph below sets forth the daily closing levels of the basket component for the period from January 1, 2015 through December 9, 2025. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket component at any time, including the valuation date.

iShares® MSCI India ETF	High	Low	Period End
2021
First Quarter	$43.79	$39.14	$42.18
Second Quarter	$45.39	$39.53	$44.25
Third Quarter	$50.065	$43.81	$48.69
Fourth Quarter	$50.78	$43.63	$45.84
2022
First Quarter	$48.50	$40.18	$44.57
Second Quarter	$46.44	$38.775	$39.37
Third Quarter	$44.42	$39.48	$40.78
Fourth Quarter	$44.24	$40.32	$41.74
2023
First Quarter	$42.68	$38.04	$39.36
Second Quarter	$43.70	$39.49	$43.70
Third Quarter	$45.46	$43.20	$44.22
Fourth Quarter	$49.02	$42.73	$48.81
2024
First Quarter	$52.29	$48.59	$51.59
Second Quarter	$55.80	$50.97	$55.78
Third Quarter	$59.20	$54.86	$58.53
Fourth Quarter	$58.18	$52.64	$52.64
2025
First Quarter	$53.40	$47.80	$51.48
Second Quarter	$55.86	$49.13	$55.68
Third Quarter	$55.84	$51.98	$52.06
Fourth Quarter (through December 9, 2025)	$55.29	$52.30	$53.27

December 2025 Page 27

Capped PLUSSM due on or about February 3, 2022 $● Based on the Performance of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds Principal at Risk Securities

iShares® MSCI India ETF – Daily Closing Levels January 1, 2015 to December 9, 2025

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December 2025 Page 28

Capped PLUSSM due on or about February 3, 2022 $● Based on the Performance of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds Principal at Risk Securities

EURO STOXX 50® Index

We have derived all information contained herein regarding the EURO STOXX 50® Index (“SX5E”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited (its “index sponsor” or STOXX Limited”).

STOXX Limited has no obligation to continue to publish the SX5E, and may discontinue publication of the SX5E at any time. The SX5E is determined, comprised and calculated by STOXX Limited without regard to this instrument.

As discussed more fully in the accompanying index supplement under the heading “Underlying Indices and Underlying Index Publishers — Non-U.S. Indices — EURO STOXX 50® Index”, the SX5E covers 50 stocks of market sector leaders mainly from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The SX5E captures a selection of the largest stocks among the 20 EURO STOXX regional Supersector indices. The largest stocks within those indices are added to the selection list until coverage is approximately 60% of the free float market capitalization of the corresponding EURO STOXX Total Market Index (the “EURO STOXX TMI”) Supersector Index and from that selection list the 50 stocks are selected. The SX5E universe is defined as all components of the 20 EURO STOXX Regional Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which contain the 600 largest stocks traded on the major exchanges of 18 European countries. Each component’s weight is capped at 10% of the SX5E’s total free-float market capitalization. Additional information regarding the SX5E may be obtained from the STOXX Limited website: stoxx.com. We are not incorporating by reference the website or any material it includes in this pricing supplement.

Select information regarding top constituents, country, industry and/or sector weightings may be made available on the index sponsor’s website.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Information as of market close on December 9, 2025:

Bloomberg Ticker Symbol:	SX5E <Index>	52 Week High (on November 12, 2025):	5,787.31
Current Closing Level:	5,718.32	52 Week Low (on April 9, 2025):	4,622.14
52 Weeks Ago (on December 9, 2024):	4,985.46

December 2025 Page 29

Capped PLUSSM due on or about February 3, 2022 $● Based on the Performance of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket component for the specified period. The closing level of the basket component on December 9, 2025 was 5,718.32. The graph below sets forth the daily closing levels of the basket component for the period from January 1, 2015 through December 9, 2025. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket component at any time, including the valuation date.

EURO STOXX 50® Index	High	Low	Period End
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter	4,549.44	4,014.36	4,521.44
2024
First Quarter	5,083.42	4,403.08	5,083.42
Second Quarter	5,100.90	4,839.14	4,894.02
Third Quarter	5,067.45	4,571.60	5,000.45
Fourth Quarter	5,041.01	4,729.71	4,895.98
2025
First Quarter	5,540.69	4,871.45	5,248.39
Second Quarter	5,454.65	4,622.14	5,303.24
Third Quarter	5,529.96	5,165.60	5,529.96
Fourth Quarter (through December 9, 2025)	5,787.31	5,515.09	5,718.32

December 2025 Page 30

Capped PLUSSM due on or about February 3, 2022 $● Based on the Performance of an Unequally Weighted Basket Consisting of an Index and five Exchange-Traded Funds Principal at Risk Securities

EURO STOXX 50® Index – Daily Closing Levels January 1, 2015 to December 9, 2025

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Jan-2019
Jan-2020
Jan-2021
Jan-2022
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Jan-2025

December 2025 Page 31

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

iShares® Biotechnology ETF

We have derived all information contained herein regarding the iShares® Biotechnology ETF (the “IBB Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the IBB Fund’s investment adviser, BlackRock Fund Advisors (“BFA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The IBB Fund is one of the separate investment portfolios that constitute the iShares Trust (“iShares”). Effective June 21, 2021, the name of the IBB Fund changed from the iShares® Nasdaq Biotechnology ETF to the iShares® Biotechnology ETF. The IBB Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the ICE Biotechnology Index (the “target index”). The target index is a rules-based, modified float-adjusted market capitalization-weighted index that tracks the performance of qualifying U.S. listed biotechnology companies, which includes large-, mid- and small-capitalization companies that are engaged in the research and development of therapeutic treatments (but that are not focused on the commercialization and mass production of pharmaceutical drugs) or that are engaged in the production of tools or systems that enable biotechnology processes. The target index is calculated, maintained and published by ICE Data Indices, LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the IBB Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the IBB Fund’s website. Expenses of the IBB Fund reduce the net asset value of the assets held by the IBB Fund and, therefore, reduce the value of the shares of the IBB Fund.

BFA uses a representative sampling strategy to manage the IBB Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the target index that the investment adviser determines to collectively have an investment profile similar to that of the target index. The securities selected are intended to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the target index. The IBB Fund may or may not hold all of the securities that are included in the target index.

The IBB Fund generally invests at least 80% of its assets in securities of the target index and in depositary receipts representing securities of the target index. The IBB Fund may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the target index, but which BFA believes will help track the target index. The IBB Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in the stocks of a particular industry or group of industries to approximately the same extent that the target index is concentrated.

Shares of the IBB Fund are listed on the Nasdaq Global Market under the ticker symbol “IBB”

Information from outside sources including, but not limited to the prospectus related to the IBB Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the IBB Fund or the target index.

Information filed by iShares with the SEC, including the prospectus for the IBB Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code: 0001100663.

Information as of market close on December 9, 2025:

Bloomberg Ticker Symbol:	IBB UQ <Equity>	52 Week High (on November 28, 2025):	$173.83
Current Closing Level:	$167.09	52 Week Low (on April 8, 2025):	$112.02
52 Weeks Ago (on December 9, 2024):	$141.74

December 2025 Page 32

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket component for the specified period. The closing level of the basket component on December 9, 2025 was $167.09. The graph below sets forth the daily closing levels of the basket component for the period from January 1, 2015 through December 9, 2025. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket component at any time, including the valuation date.

iShares® Biotechnology ETF	High	Low	Period End
2021
First Quarter	$172.60	$146.68	$150.56
Second Quarter	$163.65	$146.13	$163.65
Third Quarter	$176.21	$158.89	$161.68
Fourth Quarter	$164.78	$145.27	$152.62
2022
First Quarter	$152.37	$119.60	$130.30
Second Quarter	$134.76	$105.82	$117.63
Third Quarter	$134.82	$113.42	$116.96
Fourth Quarter	$138.43	$117.58	$131.29
2023
First Quarter	$137.23	$121.97	$129.16
Second Quarter	$133.58	$125.53	$126.96
Third Quarter	$131.47	$122.27	$122.29
Fourth Quarter	$137.03	$112.41	$135.85
2024
First Quarter	$140.89	$132.30	$137.22
Second Quarter	$139.96	$124.64	$137.26
Third Quarter	$149.47	$135.09	$145.60
Fourth Quarter	$148.85	$131.21	$132.21
2025
First Quarter	$142.33	$127.90	$127.90
Second Quarter	$129.00	$112.02	$126.51
Third Quarter	$144.37	$127.63	$144.37
Fourth Quarter (through December 9, 2025)	$173.83	$148.51	$167.09

December 2025 Page 33

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

iShares® Biotechnology ETF – Daily Closing Levels January 1, 2015 to December 9, 2025

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Jan-2017
Jan-2018
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Jan-2025

December 2025 Page 34

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

The Materials Select Sector SPDR® Fund

We have derived all information contained herein regarding The Materials Select Sector SPDR® Fund (the “XLB Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLB Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLB Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLB Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Materials Select Sector Index (the “target index”). The target index seeks to measure the performance of the materials segment of the U.S. equity market and includes companies that have been identified as materials companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: chemicals; metals and mining; paper and forest products; containers and packaging; and construction materials. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLB Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLB Fund’s website. Expenses of the XLB Fund reduce the net asset value of the assets held by the XLB Fund and, therefore, reduce the value of the shares of the XLB Fund.

In seeking to track the performance of the target index, the XLB Fund employs a replication strategy, which means that the XLB Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLB Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLB Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLB Fund are listed on the NYSE Arca under the ticker symbol “XLB”.

Information from outside sources including, but not limited to the prospectus related to the XLB Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLB Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLB Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information as of market close on December 9, 2025:

Bloomberg Ticker Symbol:	XLB UP <Equity>	52 Week High (on September 11, 2025):	$46.305
Current Closing Level:	$43.39	52 Week Low (on April 8, 2025):	$37.135
52 Weeks Ago (on December 9, 2024):	$45.945

December 2025 Page 35

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket component for the specified period. The closing level of the basket component on December 9, 2025 was $43.390. The graph below sets forth the daily closing levels of the basket component for the period from January 1, 2015 through December 9, 2025. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket component at any time, including the valuation date.

The Materials Select Sector SPDR® Fund	High	Low	Period End
2021
First Quarter	$39.845	$35.32	$39.40
Second Quarter	$44.34	$39.63	$41.155
Third Quarter	$43.255	$39.555	$39.555
Fourth Quarter	$45.305	$40.01	$45.305
2022
First Quarter	$45.265	$39.885	$44.075
Second Quarter	$45.275	$36.77	$36.80
Third Quarter	$40.76	$33.66	$34.005
Fourth Quarter	$41.88	$34.09	$38.84
2023
First Quarter	$42.605	$37.755	$40.33
Second Quarter	$41.435	$37.51	$41.435
Third Quarter	$42.86	$38.92	$39.275
Fourth Quarter	$43.105	$37.23	$42.77
2024
First Quarter	$46.445	$40.49	$46.445
Second Quarter	$46.53	$44.14	$44.155
Third Quarter	$48.545	$43.475	$48.19
Fourth Quarter	$48.815	$41.90	$42.07
2025
First Quarter	$45.495	$41.595	$42.99
Second Quarter	$44.46	$37.135	$43.905
Third Quarter	$46.305	$43.36	$44.81
Fourth Quarter (through December 9, 2025)	$44.95	$42.23	$43.39

December 2025 Page 36

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

The Materials Select Sector SPDR® Fund – Daily Closing Levels January 1, 2015 to December 9, 2025

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December 2025 Page 37

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

SPDR® S&P® Oil & Gas Exploration & Production ETF

We have derived all information contained herein regarding the SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XOP Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XOP Fund is one of the separate investment portfolios that constitute the SPDR® Series Trust (“SPDR”). The XOP Fund seeks to provide investment results that correspond generally to the total return performance, before fees and expenses, of the S&P® Oil & Gas Exploration & Production Select Industry Index (the “target index”). The target index seeks to measure the performance of the oil and gas exploration and production segment of the U.S. equity market and includes companies that have been identified as oil and gas exploration and production companies on the basis of general industry classification from a universe of companies defined by the S&P Total Market Index, comprising the following sub-industries: integrated oil & gas; oil & gas exploration & production; and oil & gas refining & marketing. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XOP Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XOP Fund’s website. Expenses of the XOP Fund reduce the net asset value of the assets held by the XOP Fund and, therefore, reduce the value of the shares of the XOP Fund.

SSGA uses a sampling strategy to manage the XOP Fund, an indexing investment strategy, which means that the XOP Fund is not required to purchase all of the securities represented in the target index. Instead, the XOP Fund may purchase a subset of the securities in the target index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the target index. The XOP Fund may or may not hold all of the securities that are included in the target index.

Under normal market conditions, the XOP Fund generally invests substantially all, but at least 80%, of its total assets in the securities comprising the target index. In addition, in seeking to track the target index, the XOP Fund may invest in equity securities that are not included in the target index, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA). In seeking to track the target index, the XOP Fund’s assets will generally be concentrated in an industry or group of industries to the extent that the target index concentrates in a particular industry or group of industries. Futures contracts may be used by the XOP Fund in seeking performance that corresponds to the target Index and in managing cash flows.

Shares of the XOP Fund are listed on the NYSE Arca under the ticker symbol “XOP”.

Information from outside sources including, but not limited to the prospectus related to the XOP Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XOP Fund or the target index.

Information filed by SPDR with the SEC, including the prospectus for the XOP Fund, can be found by reference to its SEC file numbers: 333-57793 and 811-08839 or its CIK Code: 0001064642.

Information as of market close on December 9, 2025:

Bloomberg Ticker Symbol:	XOP UP <Equity>	52 Week High (on January 16, 2025):	$145.88
Current Closing Level:	$134.55	52 Week Low (on April 8, 2025):	$101.91
52 Weeks Ago (on December 9, 2024):	$137.11

December 2025 Page 38

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the basket component for the specified period. The closing level of the basket component on December 9, 2025 was $134.55. The graph below sets forth the daily closing levels of the basket component for the period from January 1, 2015 through December 9, 2025. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket component at any time, including the valuation date.

SPDR® S&P® Oil & Gas Exploration & Production ETF	High	Low	Period End
2021
First Quarter	$91.11	$59.03	$81.34
Second Quarter	$99.75	$74.00	$96.69
Third Quarter	$98.98	$72.88	$96.72
Fourth Quarter	$111.47	$90.95	$95.87
2022
First Quarter	$138.60	$100.42	$134.55
Second Quarter	$169.15	$119.48	$119.48
Third Quarter	$150.83	$112.38	$124.72
Fourth Quarter	$160.62	$130.31	$135.88
2023
First Quarter	$145.45	$117.03	$127.59
Second Quarter	$134.84	$116.28	$128.83
Third Quarter	$153.81	$125.17	$147.91
Fourth Quarter	$152.97	$129.44	$136.91
2024
First Quarter	$154.93	$128.16	$154.93
Second Quarter	$160.59	$142.71	$145.47
Third Quarter	$148.36	$126.87	$131.52
Fourth Quarter	$148.67	$125.50	$132.37
2025
First Quarter	$145.88	$120.50	$131.71
Second Quarter	$134.83	$101.91	$125.80
Third Quarter	$137.24	$121.81	$132.20
Fourth Quarter (through December 9, 2025)	$136.69	$123.29	$134.55

December 2025 Page 39

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

SPDR® S&P® Oil & Gas Exploration & Production ETF – Daily Closing Levels January 1, 2015 to December 9, 2025

250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

December 2025 Page 40

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

Additional Information About the Capped PLUS

General Information
Listing:	The Capped PLUS will not be listed or displayed on any securities exchange or any electronic communication network.
Tax considerations:

The U.S. federal income tax consequences of your investment in the Capped PLUS are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Capped PLUS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Capped PLUS, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Capped PLUS, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Capped PLUS as prepaid derivative contracts with respect to the basket. If your Capped PLUS are so treated, you should generally recognize gain or loss upon the taxable disposition of your Capped PLUS. Such gain or loss should generally be short-term capital gain or loss in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Capped PLUS. The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Capped PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Capped PLUS, it is possible that your Capped PLUS could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Capped PLUS could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement.

Section 1297. We will not attempt to ascertain whether any underlying equity constituent issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, upon the taxable disposition of the relevant securities. U.S. holders should consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Capped PLUS. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Capped PLUS should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Capped PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Capped PLUS, to the extent of their net investment income that when added to their other modified adjusted gross income,

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Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Capped PLUS.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your Capped PLUS and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Capped PLUS if you comply with certain certification and identification requirements, including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Capped PLUS generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any underlying equity constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Capped PLUS should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the Capped PLUS were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Capped PLUS upon a taxable disposition of the Capped PLUS to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any underlying equity constituent issuer as a USRPHC and/or the Capped PLUS as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the Capped PLUS are not “delta-one” with respect to the basket or any basket component, our special U.S. tax counsel is of the opinion that the Capped PLUS should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the Capped PLUS are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Capped PLUS could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the basket, any basket component or your Capped PLUS, and following such occurrence your Capped PLUS could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Capped PLUS under these rules if you enter, or have entered, into certain other transactions in respect of the underlying index, underlying equity constituents or the Capped PLUS. If you enter, or have entered, into other transactions in respect of the basket, any basket component or the Capped PLUS, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your

December 2025 Page 42

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

Capped PLUS in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Capped PLUS, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Capped PLUS.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the Capped PLUS is unclear, it is possible that any payment with respect to the Capped PLUS could be subject to the FATCA rules. If withholding applies to the Capped PLUS, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the Capped PLUS.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the Capped PLUS purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Capped PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Capped PLUS. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Capped PLUS.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Capped PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the underlying equity constituent issuers).

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the Capped PLUS for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Capped PLUS as described below.

In connection with the sale of the Capped PLUS, we and/or our affiliates may enter into hedging transactions involving the execution of swaps, futures and/or option transactions on the basket, any basket component or underlying constituent, or purchases and sales of Capped PLUS, in each case before, on and/or after the pricing date of the Capped PLUS. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the Capped PLUS from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the Capped PLUS from time to time and payment on the Capped PLUS at maturity. See “Risk Factors” herein for a discussion of these adverse effects

December 2025 Page 43

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

Supplemental plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the Capped PLUS specified on the front cover of this document at the price to public less a fee of $17.50 per $1,000.00 stated principal amount of Capped PLUS. UBS Securities LLC will agree to resell all of the Capped PLUS to Morgan Stanley Wealth Management with an underwriting discount of $17.50 reflecting a fixed sales commission of $12.50 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of Capped PLUS that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus in a market-making transaction for any Capped PLUS after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Capped PLUS, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell Capped PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Capped PLUS in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Capped PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Capped PLUS immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the Capped PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Capped PLUS and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Capped PLUS, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” herein.

Prohibition of sales to EEA retail investors :

The Capped PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the Capped PLUS or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Capped PLUS or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Prohibition of sales to UK retail investors:

The Capped PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs

December 2025 Page 44

Capped PLUSSM due on or about January 4, 2022 $● Based on the Value of an Unequally Weighted Basket Consisting of five Exchange-Traded Funds and an Index Principal at Risk Securities

Regulation”) for offering or selling the Capped PLUS or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Capped PLUS or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This document represents a summary of the terms and conditions of the Capped PLUS. We encourage you to read the accompanying product supplement, the accompanying index supplement and accompanying prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

December 2025 Page 45

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Capped PLUS in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information About UBS and the Capped PLUS	2
Investment Overview	3
Key Investment Rationale	3
Investor Suitability	4
How the Capped PLUS Work	5
Risk Factors	77
Information About the Basket and the Basket Components	19
Additional Information About the Capped PLUS	41

Product Supplement
Product Supplement Summary	PS‑1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS‑1
The Securities are Part of a Series	PS‑1
Denomination	PS‑2
Coupons	PS‑2
Early Redemption	PS‑3
Payment at Maturity for the Securities	PS‑3
Defined Terms Relating to Payment on the Securities	PS‑4
Valuation Dates	PS‑5
Valuation Periods	PS‑6
Payment Dates	PS‑6
Closing Level	PS‑7
Intraday Level	PS‑7
What are the Tax Consequences of the Securities?	PS‑8
Risk Factors	PS‑9
General Terms of the Securities	PS‑26
Use of Proceeds and Hedging	PS-53
Material U.S. Federal Income Tax Consequences	PS-54
Certain ERISA Considerations	PS-77
Supplemental Plan of Distribution (Conflicts of Interest)	PS-79

Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
Nasdaq-100 Index®	IS-6
Russell 2000® Index	IS-13
S&P 500® Equal Weight Index	IS-21
S&P 500® Index	IS-23
S&P Select Sector Indices	IS-31
Non-U.S. Indices	IS-34
EURO STOXX 50® Index	IS-34
EURO STOXX® Banks Index	IS-40
FTSE® 100 Index	IS-46
MSCI Indexes	IS-52
MSCI-EAFE® Index	IS-52
MSCI® Emerging Markets IndexSM	IS-52
MSCI® Europe Index	IS-52
Nikkei 225 Index IS-58
S&P/ASX 200 Index IS-62
Swiss Market Index IS-70
TOPIX® IS-74

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	6
Where You Can Find More Information	7
Presentation of Financial Information	8
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	8
UBS AG	8
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	48
Legal Ownership and Book-Entry Issuance	65
Considerations Relating to Indexed Securities	69
Considerations Relating to Floating Rate Securities	72
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	75
U.S. Tax Considerations	77
Tax Considerations Under the Laws of Switzerland	88
Benefit Plan Investor Considerations	90
Plan of Distribution	92
Validity of the Securities	95
Experts	95

$•

UBS AG

Capped PLUS

due on or about June 29, 2026

Preliminary Pricing Supplement dated December 10, 2025

(To Product Supplement dated February 6, 2025,

Index Supplement dated February 6, 2025

and Prospectus dated February 6, 2025)

UBS Investment Bank

UBS Securities LLC